UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021 (March 8, 2021)

KULR TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 663-5247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, KULR Technology Group, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K announcing the appointment of Keith Cochran as President and Chief Operating Officer of the Company, to hold office until the earlier of the expiration of the term of office, a successor is duly elected and qualified, or the earlier of such officer’s death, resignation, disqualification, or removal (“March 8, 2021 Form 8-K”). At the time of such filing, Mr. Cochran’s compensation as President and Chief Operating Officer had not yet been finalized. This Current Report on Form 8-K/A amends the March 8, 2021 Form 8-K to include a summary of Mr. Cochran’s compensation.

As compensation for his services as President and Chief Operating Officer of the Company, Mr. Cochran will receive: (1) a salary of $250,000 per annum and commensurate benefits; (2) 2,000,000 restricted shares of the Company’s common stock, which shares shall vest, so long as Mr. Cochran remains employed by the Company, in four (4) equal yearly installments, with the first installment amount to vest on March 1, 2022 and annually thereafter; and (3) eligibility, also subject to Mr. Cochran’s continued employment with the Company, for incentive based grants of up to 1,500,000 shares, which shall be earned upon the Company achieving certain market capitalization milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: March 11, 2021	By:	/s/ Michael Mo
Name: Michael Mo
Title: President & Chief Executive Officer

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